Exhibit 8.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

May 19, 2006

People’s Choice Home Loan Securities Corp.

7515 Irvine Center Drive

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to People’s Choice Home Loan Securities Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, Number 333-119899 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of either Mortgaged Pass-Through Certificates (“Certificates”) or Mortgage-Backed Notes (“Notes” and together with the Certificates, the “Securities”), issuable in one or more series by separate trusts (each, a “Trust”) to be established by the Company. The Notes of any series will be issued pursuant to separate indentures substantially in the form filed as an Exhibit to the Registration Statement (the “Indenture”) the form of indenture, between an issuer to be formed, to be identified in the prospectus supplement for such series of Notes, and an indenture trustee. The Certificates of any series will be issued pursuant to a pooling and servicing agreement substantially in the form filed as an Exhibit to the Registration Statement (the “Pooling and Servicing Agreement”), among the Company, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee.

We have reviewed the originals or copies of (i) the Pooling and Servicing Agreement, including the forms of the Certificates annexed thereto; (ii) the Indenture, including the forms of Notes annexed thereto, (iii) the form of trust agreement, between the Company and an owner trustee to be named therein (the “Trust Agreement”); (iv) the form of sale and servicing agreement between the respective Trust, an indenture trustee, and a servicer (the “Sale and Servicing Agreement”), (v) the Registration Statement, the prospectus and the related prospectus supplement included therein; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Based on the foregoing, we are of the opinion that the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Consequences” are correct in all material respects, and the discussion thereunder does not omit any material provision with

People’s Choice Home Loan Securities Corp.

May 19, 2006

respect to the matters covered. You should be aware that this opinion represents our conclusions as to the application of existing law to a transaction as described above. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

In arriving at the opinion expressed above, we have assumed that the transaction documents prepared and executed in connection with such transactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Securities will be duly executed and delivered in substantially the forms set forth in the related transaction documents filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Securities will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of each series of Securities will comply (without waiver) with all of the provisions of the related transaction documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption “Federal Income Tax Consequences” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates or the Notes under the laws of any state.

Very truly yours,

Hunton & Williams LLP